UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2010

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee		37919
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 17, 2010, the Board of Directors (the “Board”) of Team Health Holdings, Inc. (the “Company”) appointed James L. Bierman to the Board to serve as a Class II director, effective immediately. The Board also appointed Mr. Bierman as the chairman of the Audit Committee of the Board.

In accordance with the Company’s director compensation arrangements applicable to all non-employee directors (other than Sponsor-affiliated directors), Mr. Bierman will receive (i) an annual cash retainer of $50,000 for serving as a director, (ii) an annual cash retainer of $20,000 for serving as the chairman of the Audit Committee and (iii) a grant of restricted shares. The amount and the vesting schedule of the restricted shares have not been determined but are expected to be consistent with those applicable to all other non-employee directors (other than Sponsor-affiliated directors). In addition, in connection with his appointment to the Board, Mr. Bierman entered into the form director indemnification agreement with the Company.

A copy of the press release announcing the appointment of Mr. Bierman to the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release, dated as of August 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

	By:	/s/ David P. Jones
Name: David P. Jones
Date: August 23, 2010		Title: Chief Financial Officer